Ohr Pharmaceutical, Inc. S-4/A

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 of our report dated March 7, 2019 with respect to the audited financial statements of NeuBase Therapeutics, Inc. for the period from August 28, 2018 (inception) to September 30, 2018. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 22, 2019